Exhibit 10.10

IFEC Housing lease contracts

Party A He Rong

Party B Beijing Hanze Management Consulting Co., Ltd

Party C Beijing Qifangfang Technology Co., Ltd

Lessor: He Rong (hereinafter referred to as "Party A").

Company License Number: None

Id number: 610 113 1969 0714 1732

Contact number: 15110297873

Lessee: Beijing Hanze Management Consulting Co., Ltd. (hereinafter referred to as "Party B").

Company license number: 91110107MA01F1E36Y

ID number:

Contact number: 0 1063622901

Intermediary: Beijing Qifangfang Technology Co., Ltd. (hereinafter referred to as "Party C").

第一章                Basic information about rental housing

Article 1

(1)	The house is located in Rooms 805 and 806, Block A, International Finance and Economic Center,(IFEC) No. 87 Xisanhuan North Road, Haidian District, Beijing.

(2)	Housing ownership status: Party A holds (√ house ownership certificate / □ public housing lease contract / □ house sale and purchase contract / □ other housing source certification documents), house ownership certificate number: X Jing Housing Warrant Haizi No. 099407 and X Jing Housing Warrant Haizi No. 099408, the name of the owner of the house (public housing lessee, buyer) he Rong, the house (√ yes / □ no) has set a mortgage, and Party A has a legal rental right to the house .

Article 2	The construction area of the house is 149.75 and 149.75 square meters, with a total area of 299.50 square meters.

Article 3	Party A is the owner of the house, and the purpose of the house is office .

1

第二章                Lease term and rent-free period

Article 4	The lease period is from March 10 , 2022 to March 31, 2024, of which the rent-free period is from March 10 , 2022 to March 31, 2022 (21 days).

第三章                Rent, security deposit, property management fee, other miscellaneous fees

第五条	The agreed rent between the two parties is RMB 7.4/day/square meter, which is calculated according to 365 days for the whole year, and the rent is RMB 808,949.50/ Year (capitalization: RMB Eight hundred and eighty-eight thousand nine hundred and forty-nine yuan and five jiao)

第六条	The rent payment method is: Payment every three months, two months deposit.

第七条	Rent is paid every 3 months and the next rent shall be paid seven working days prior to the rental date of the month of payment and will not be adjusted during the term of this contract. The first rent is paid after signing the contract (within 3 days) in the amount of ¥202,237.37 (capitalization: RMB Two hundred and twenty-two thousand two hundred and thirty-seven and thirty-seven points)

Rent paid to:	Account Name:	He Rong
	Bank:	China Merchants Bank Beijing West Third Ring Branch
	Account number :	6214 8601 1869 0714

第八条	Party B agrees to pay Party A's lease security deposit of ¥134824.92 (capitalized: One hundred and thirty-four thousand eight Hundred and TWENTY-FOUR dollars and ninety-two cents) Party A shall pay party a deposit within 3 days of the next 3 days, and party A shall return to party B without interest after paying the rent or other miscellaneous expenses owed by Party B within 3 days from the date of termination of this contract.

Payment to:	Account Name:	Beijing Hanze Management Consulting Co., Ltd
	Bank:	Standard Chartered Bank (China) Co., Ltd. Beijing Branch
	Account number :	0000 0050 1511 3126 30

第九条	During the lease period, Party A provides the right to use two parking spaces (03 floors 1-361 and 1-362). Party B shall bear the property fee, heating fee, electricity fee, parking space management fee, network fee, telephone fee and daily consumption cost. Party A provides an invoice for the rent.

Chapter IV Delivery of Rental Housing

第十条	Party A shall deliver the house keys to Party B on March 14, 2022 , and both Parties A and B shall count the current status of the house according to the delivery list. Party A agrees that Party B shall use the house for the company's industrial and commercial registration, and provide Party B with the qualification documents related to the owner of the property rights required for industrial and commercial registration within three days after the signing of this Agreement.

第十一条	Party A shall settle all expenses incurred in connection with the premises prior to the signing of this contract.

2

Chapter V Decoration and Return of Rental Housing

Article 12	If Party B needs to renovate and renovate the house for office, it shall be agreed by Party A, and the decoration and renovation plan must meet the requirements of fire protection and engineering safety.

Article 13	If Party B's decoration report fire protection requires Party A to coordinate, Party B shall actively cooperate with Party B.

Article 14	Upon termination of this contract, Party B shall deliver the leased property to Party A before the termination date of the contract, and Party B shall ensure that the fixed attachments, equipment and facilities in the house are intact (except for natural wear and tear), and if the leased property is damaged due to Party B's negligence, Party B shall be responsible for repairing it.

Chapter VI Rights and Obligations of Party A

Article 15	Rights and Obligations of Party A

Chapter VI Rights and Obligations of Party A

1.	Party A promises that the house is legally owned and has the qualification to rent legally, and because Party A does not have the qualification to legally own and rent the house, Party A shall be responsible for the losses caused.

2.	Party A guarantees that the house can be used normally during the rental period, and Party A shall not interfere with Party B's normal use behavior without reason.

3.	Party A shall provide the relevant materials required by Party B to handle the registration of industry and commerce and other government departments.

4.	The maintenance or replacement of the house and its facilities due to natural aging, government transformation and other reasons shall be borne by Party A.

5.	If the lessor's rights are transferred or the owner of the leased house or the leased house is to be changed, Party A shall notify Party B in writing 90 days in advance and ensure that the terms of this contract will continue to be valid for the future lessor (property owner) of the leased house.

Chapter VII Rights and Obligations of Party B

Article 16	Rights and Obligations of Party B

1.	Party B shall ensure that the identity information provided is complete and true and that the house will be used legally during the lease period;

2.	Pay the rent on time and in full in accordance with the provisions of Chapter 3 of this contract;

3.	If Party B fails to use the leased house legally and reasonably, resulting in damage to the house, Party B shall be responsible for repairing it and bearing the costs;

4.	Party B shall not sublease the house without the written consent of Party A;

5、	During the lease period, Party B shall notify Party A in advance when there is a separation or merger, and ensure that the contractual obligations of Party B shall be inherited by the institution that survives after the separation or merger;

3

6、	All responsibilities and consequences arising from the operation of Party B shall be borne independently by Party B and shall have nothing to do with Party A;

7、	Upon termination of this contract, the items left by Party B in the house shall be deemed to be abandoned by Party B and Party A shall have the right to dispose of them.

8、	After the expiration of this contract, Party B has the right of first refusal to renew the lease under the same conditions.

Chapter VIII Liability of Both Parties A and B for Breach of Contract

Article 17	Both parties agree to abide by the provisions of this lease, and if either party violates the provisions of this lease, it shall bear the liability for breach of contract, and if it causes economic losses to the other party, it shall also compensate for the losses.

Article 18	If Party A delays the delivery of the house, Party A shall pay Party B a liquidated damages of 1.5 times the daily rent for each overdue day; if the house is overdue for more than 15 days, Party A shall be deemed to be in breach of contract, and Party B shall have the right to terminate this contract, Party A 1.5 Double return of security deposit and refund of rent paid. Except for the case of mutual agreement between Party A and Party B, that is, if Party B agrees to the extension of Party A, Party A shall not be required to pay liquidated damages.

Article 19	When the contract is terminated, Party B postpones the delivery of the house, and for each overdue day, Party B shall pay Party A a liquidated damages of 1.5 times the daily rent, and the liquidated damages shall be deducted from the security deposit. Except for the case of mutual agreement between Party A and Party B, that is, if Party A agrees to party B's extension, party B shall not pay liquidated damages.

Article 20	Party B is overdue to pay the rent, and for each overdue day, Party B shall pay Party A 1.5 times the daily rent as a liquidated damages, and if the rent is owed for more than 15 days, Party A has the right to terminate this contract and recover the house. Except for the case of mutual agreement between Party A and Party B, that is, if Party A agrees to party B's extension, party B shall not pay liquidated damages.

Article 21	If Party B terminates this contract in advance, Party B shall notify Party A 60 days in advance, and 50% of the security deposit (i.e. one month's rent) shall not be refunded as liquidated damages, and the other 50% of the deposit shall be returned to Party B without interest; If Party A terminates the contract in advance, Party A shall notify Party B 60 days in advance, and Party A shall pay 50% of Party B's deposit (i.e. one month's rent) as liquidated damages. If the parties terminate the contract in advance, Party A shall refund to Party B the remaining rent paid but not used within 30 days without interest. The remaining rent is calculated on a daily basis, which shall be the number of days from the date of Party B's withdrawal of rent to the termination date of Party B's advance payment of rent× the total amount of the housing area × the rental unit price of the house.

Article 22	When the contract expires, if Party A returns Party B's deposit, liquidated damages and remaining rent within the time limit, for each overdue day, Party A shall pay liquidated damages of 3% of the amount payable.

Chapter IX Modification and Renewal of this Contract

Article 23	If the terms of this contract need to be changed during the implementation, the party wishing to change shall notify the other party in writing in advance and sign a supplementary agreement after the parties A and B have reached a consensus.

4

Article 24	When the contract expires, Party B shall have the right of priority to renew the lease under the same conditions, and the conditions of the contract must be reasonable when updating, and neither party shall allow anyone to act arbitrarily, ignore the market and damage the interests of the other party, and three months before the expiration of this contract, the parties A and B may negotiate on the renewal of the contract.

Chapter 10 Intermediary Service Agreements

Article 25

(1)	Party C shall conscientiously and responsibly provide opportunities or media services for the conclusion of the housing lease contract between Party A and Party B, truthfully report on matters related to the conclusion of the housing lease contract, and assist Both Parties A and Party B in handling the delivery and inspection of the property.

(2)	Within 3 days after the signing of this contract , Party A shall pay Party C ¥ 67412.46 yuan for one month's rent as a service commission of Party C, payment method: □ cash/□ transfer cheque/□ bank remittance.

(3)	After the signing of this contract, if the two parties to the lease terminate, terminate or change the lease relationship, the two parties to the lease shall still pay the agreed commission to Party C.

Chapter 11 Force Majeure

Article 26	If the rental house is damaged due to force majeure and causes losses to Party A or Party B, or if this contract cannot be performed due to force majeure, A and B shall not be liable to each other.

Chapter 12 Dispute Resolution Methods

Article 27	All disputes arising out of this contract shall be settled by the parties A and B through friendly consultation, and if the consultation fails, either party A and B shall apply for arbitration through the Beijing Arbitration Commission.

Chapter 13 Entry into Force of this Contract and Others

Article 28	The matters not covered by this contract may be determined by the three parties A, B and C through separate consultation.

Article 29	As a necessary part of this contract, the annexes to this contract shall have the same legal effect as the terms of this contract.

Article 30	This contract shall be made in triplicate, signed (sealed) and shall take effect, and shall be held by both parties A and B and the intermediary party, which shall have the same legal effect.

Article 31	Supplementary Provisions:

5

This page has no body text, it is a signature and seal page.

Party A: He Rong	Party B: Beijing Hanze Management Consulting Co., Ltd

Authorized Representative: Liu Lili	Authorized Representative:

Signature:	Seal:

Signing Date: 2022-3-17	Signing Date: 2022-3-16

Intermediary: Beijing Qifangfang Technology Co., Ltd

Authorized Representatives:

Seal:

6

Annex I: List of deliveries of the house:

9.	Roof:
10.	Wall:
11.	Ground:
12.	Housing layout:
13.	Office furniture:
14.	Office Facilities:
15.	Air Tone:
16.	Door key:
17.	Cutting key:
18.	Email Key:
19.	Electrical Card:
20.	Number of meters:
21.	Others:

Party A: He Rong	Party B: Beijing Hanze Management Consulting Co., Ltd

Agent:	Agent:

7